Exhibit 99.1

                                                      NEWS RELEASE

                                                      FOR IMMEDIATE RELEASE

                                                      Press Contact:
                                                      Mary Werner
                                                      512.439.3913
                                                      mwerner@securecaretech.com


                             SecureCARE Technologies
               Partners with NDCHealth to Reduce the Paper Burden
                             of Prescription Refills

Austin, Texas, October 06, 2005 - SecureCARE Technologies, Inc. (OTC Bulletin
Board: SCUI), a leading Internet-based document exchange and e-signature solution company for the healthcare industry, announced today that it has signed a connectivity agreement with NDCHealth Corporation, a leading provider of healthcare technology and information solutions. Under the terms of the agreement, the SecureCARE.net solution will connect to NDCHealth's Intelligent Network and Electronic Prescription Services network (NDCHealth is a Value Added Marketer of SureScripts' Messenger Services) in order to provide physicians with the ability to sign prescription refills electronically online. The five-year agreement opens a new market for SecureCARE, and the company expects a large percentage of electronic refills to flow through the SecureCARE.net system.

SecureCARE's digital signature capabilities enable an on-file signature to be applied to the e-prescription, and will allow physicians to review, sign and send refills electronically online, thereby eliminating many steps in the refill process--saving physicians and their staff significant time in managing this burdensome task.

According to industry experts, the average physician currently signs 30 refills per day, most of which arrive via fax, and there are an estimated 1.8 billion prescription refill transactions that are conducted each year that can utilize this technology.

"SecureCARE.net represents an exciting opportunity to further participate in the electronic prescription refill marketplace. Physicians will be able to use SecureCARE.net to access NDCHealth's connection to the majority of the nation's pharmacies, thereby reducing administrative costs while improving quality of care," said Scott MacKenzie, Executive Vice President and General Manager of NDCHealth's Pharmacy Solutions Group.

Dennis J. Nasto, Senior Vice President of Sales & Marketing for SecureCARE Technologies, said: "We expect to roll out this new and exciting offering in the fourth quarter. This represents an immediate opportunity to address an untapped market for our company. Our goal is to help physicians eliminate paper from all types of providers of care and service coming into them from outside their practice. This is an important element, especially for physicians who currently use or are considering using electronic medical records (EMRs). By combining SecureCARE.net with an EMR, any physician can achieve a completely paperless physician practice."

About NDCHealth Corporation

NDCHealth is a leading information solutions company serving all sectors of healthcare. Its network solutions automate the exchange of information among pharmacies, payers, hospitals and physicians. Its systems and information management solutions help improve operational efficiencies and business decision making for providers, retail pharmacy and pharmaceutical manufacturers. Headquartered at Atlanta, Ga., NDCHealth provides information vital to the delivery of healthcare every day. For more information, visit http://www.ndchealth.com.

About SecureCARE Technologies, Inc.

SecureCARE Technologies, Inc. is a leading provider of Internet-based document exchange and e-signature solutions for the healthcare industry. Built with state-of-the art development tools from the Microsoft dotNET development solutions, SecureCARE.net is tailored to the needs of physicians, clinics and home healthcare, hospice and durable medical equipment providers. This end-to-end solution offers a revolutionary approach to accessing information and managing time-consuming forms and authorizations. SecureCARE's easy-to-use technology eliminates paper, while enhancing the ability of physicians to capture fees for otherwise unbilled time and services, uniquely and directly impacting the physician's revenue. SecureCARE.net is a highly secure, HIPAA-ready tracking and reporting tool that streamlines operations while providing physicians with additional revenue opportunities. For more information, visit www.SecureCARE.net.

Investor Contacts:

Aurelius Consulting Group
Alex Lewis or Dave Gentry
407-644-4256
Info@aurcg.com
www.runonideas.com

SecureCARE Technologies, Inc.
Neil Burley
512-439-3905
nburley@securecaretech.com
www.securecaretech.com

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect" "anticipate," "should," "planned," "will," "may," "intend," "estimated" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to SecureCARE or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.